                            INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made as of the 5th day of November, 1997, and amended this 1st day of February, 1998, by and between OCC ACCUMULATION TRUST (formerly called Quest for Value Accumulation Trust and before that, Quest for Value Asset Builder Trust), a Massachusetts business trust (the "Fund") and OPCAP ADVISORS (formerly called Quest for Value Advisors), a Delaware general partnership (the "Manager").

     WHEREAS, the Fund is an open-end, diversified, management investment company, organized in "series" form and comprised of eight separate investment portfolios (the "Portfolios" or the "Series") and is registered with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "1940 Act");

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Fund and the Manager agree as follows:

     1. GENERAL PROVISIONS

     The Fund hereby employs the Manager and the Manager hereby undertakes to act as the investment adviser of the Fund in connection with and for the benefit of each Portfolio, including any Portfolio hereafter created, and to perform for the Fund and for each of the Portfolios such other duties and functions in connection with each Portfolio for the period and on such terms as set forth in this Agreement. The Manager shall, in all matters, give to the Fund and its Board of Trustees (the "Trustees") the benefit of its best judgment, effort, advice and recommendations and shall at all times conform to, and use its best efforts to enable the Fund to conform to:

          (a) the provisions of the 1940 Act and any rules or regulations thereunder;

          (b) any other applicable provisions of state or federal law;

          (c) the provisions of the Declaration of Trust and By-Laws of the Fund as amended from time to time;

          (d) the policies and determinations of the Trustees;

          (e) the investment objectives and policies and investment restrictions of each Portfolio as reflected in the registration statement of the Fund under the 1940 Act or as such objectives, policies and restrictions may from time to time be amended; and

          (f) the prospectus, if any, of the Fund in effect from time to time.

The appropriate officers and employees of the Manager shall be available upon reasonable notice for consultation with any of the Trustees or officers with respect to any matters dealing with the Fund's business affairs, including the valuation of any securities held by the Fund for the benefit of any Portfolio that are either not registered for public sale or not being traded on any securities market.

     2. INVESTMENT MANAGEMENT

          (a) The Manager shall, subject to the direction and control by the Trustees, separately with respect to each Portfolio: (i) regularly provide investment advice and recommendations to the Fund with respect to it's investments, investment policies, and the purchase and sale of securities and commodities; (ii) supervise continuously and determine the securities and commodities to be purchased or sold by the Fund and the portion, if any, of the Fund's assets to be held uninvested; and (iii) arrange, subject to the provisions of
          Section 6 hereof, for the purchase and sale of securities, commodities and other investments by the Fund.

          (b) The Manager may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services, including entering into sub-advisory agreements with other affiliated or unaffiliated registered investment advisers in order to obtain specialized services; provided, however, that the Fund shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of Section 5 hereof.

          (c) So long as the Manager shall have acted with due care and in good faith, the Manager shall not be liable to the Fund or its shareholders for any error in judgment, mistake of law, or any other act or omission in the course of or connected with, rendering services hereunder, including without limitation, any losses which may be sustained by the Fund or its shareholders as a result of the purchase, holding, redemption, or sale of any security by the Fund irrespective of whether the determinations of the Manager relative thereto shall have been based, in whole or in part, upon the investigation, research or recommendation of any other individual, firm or corporation believed by the Manager to be reliable.
          Nothing herein contained shall, however, be construed to protect the Manager against any liability to the Fund or its shareholders arising out of the Manager's willful misfeasance, bad faith, or gross negligence in the performance of its duties or reckless disregard of its obligations and duties under this Agreement.

          (d) Nothing in this Agreement shall prevent the Manager, any parent, subsidiary or affiliate, or any director or officer thereof, from acting as investment adviser for any other person, firm, or corporation, and shall not in any way limit or restrict the Manager or any of its directors, officers, stockholders or employees from buying, selling or trading any securities or commodities for its or their own account or for the account of others for whom it or they may be acting, if such activities will not adversely affect or otherwise impair the performance by the Manager of its duties and obligations under this Agreement.

     3. OTHER DUTIES OF THE MANAGER

     The Manager shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel and shall be required to provide effective corporate administration for the Fund, including (1) coordination of the functions of accountants, counsel and other parties performing services for the Fund, (2) the preparation and filing of such reports related to the Fund or to any Portfolio as shall be required by federal securities laws and various state "blue sky" laws, (3) composition of periodic reports with respect to its operations for shareholders of the Fund and (4) composition of proxy materials for meetings of the Fund's shareholders.

     4. ALLOCATION OF EXPENSES

     The Manager will bear all costs and expenses of its employees and overhead incurred by it in connection with its duties hereunder except as noted in Section 5 below. All other expenses (other than those to be paid by the Fund's distributor under a distribution agreement), shall be paid by the Fund, including, but not limited to:

          (a) interest expense, taxes and governmental fees;

          (b) brokerage commissions and other expenses incurred in acquiring or disposing of the Fund's securities and commodities holdings;

          (c) insurance premiums for fidelity and other coverage requisite to the Fund's operations;

          (d) fees of the Trustees other than those who are interested persons of the Fund and out-of-pocket travel expenses for all Trustees and other expenses incurred by the Fund in connection with Trustees' meetings;

          (e) outside legal, accounting and audit expenses;

          (f) custodian, dividend disbursing, and transfer agent fees and expenses;

          (g) expenses in connection with the issuance, offering, sale or underwriting of securities issued by the Fund, including preparation of stock certificates;

          (h) fees and expenses, other than as hereinabove provided, incident to the registration or qualification of the Fund's shares for sale with the Commission and in various states and foreign jurisdictions;

          (i) expenses of printing and mailing reports and notices and proxy material to the Fund's shareholders;

          (j) all other expenses incidental to holding meetings of the Fund's shareholders;
          (k) expenses of organizing the Fund; and

          (l) such extraordinary non-recurring expenses as may arise, including litigation affecting the Fund and the legal obligation the Fund may have to indemnify its officers and Trustees with respect thereto.

     Notwithstanding the foregoing, the Manager shall pay all salaries and fees of each of the Fund's officers and Trustees who are interested persons of the Manager.

     5. COMPENSATION OF THE MANAGER

          (a) The Fund agrees to pay the Manager, and the Manager agrees to accept as full compensation for the performance of all its functions and duties to be performed hereunder, a fee based on the total net assets of each Portfolio at the end of each business day. Determination of net asset value of each Portfolio will be made in accordance with the policies disclosed in the Fund's registration statement under the 1940 Act. The fee is payable at the close of business on the last day of each calendar month and shall be made on the first business day following such last calendar day. The payment due on such day shall be computed by (1) adding together the results of multiplying (i) the total net assets of each Portfolio on each day of the month by (ii) the applicable daily fraction of the annual advisory fee percentage rate for such Portfolio as set forth on Schedule A hereto and then (2) adding together the total monthly amounts computed for each Portfolio.

          (b) In the event the operating expenses (net of any expense offsets) of the Fund, including any amounts payable to the Manager pursuant to subsection (a) hereof, but excluding the amount of any interest, taxes, brokerage commissions, distribution fees, and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund for any fiscal year ending on a date during which this Agreement is in effect, exceed the most restrictive state law provisions in effect in states where the Fund is qualified to be sold, the Manager will pay or refund to the Fund any such excess amount. In addition, the Manager shall waive any amounts payable to the Manager pursuant to subsection (a) hereof, and reimburse the Fund such that total operating expenses (net of any expense offsets) of each of the Portfolios of the Fund except the Global Equity Portfolio do not exceed 1.00% of their respective average daily net assets and such that total operating expenses (net of any expense offsets) of the Global Equity Portfolio do not exceed 1.25% of its average daily net assets. Whenever the expenses of a Portfolio exceed a pro rata portion of the expense limitations stated above, the monthly amount payable to the Manager will be reduced or postponed in the amount of such excess.

               6. PORTFOLIO TRANSACTIONS AND BROKERAGE

          (a) The Manager is authorized, in arranging the purchase and sale of the Fund's portfolio securities, to employ or deal with such members of securities exchanges and brokers or dealers, including CIBC Oppenheimer Corp. ("CIBC Oppenheimer") ("broker/dealer"), as may, in the Manager's best judgment based on all relevant factors, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution of the Fund's securities transactions at the most favorable security prices obtainable of the Fund's securities transactions) as well as to obtain, consistent with the provisions of subparagraph (c) of this Section 6, the benefit of such investment information or research as will be of significant assistance to the Manager in the performance of its functions and duties under this Agreement.

          (b) The Manager shall select broker/dealers to effect the Fund's securities transactions on the basis of its estimate of the ability of such broker/dealers to obtain best execution of particular and related securities transactions. The ability of a broker/dealer to obtain best execution of particular securities transaction(s) will be judged by the Manager on the basis of all relevant factors and considerations, including, insofar as feasible, the execution capabilities required by the transactions; the ability and willingness of the broker/dealer to facilitate the Fund's securities transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker/dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; and any other matters relevant to the selection of a broker/dealer for particular and related transactions of the Fund.

          (c) The Manager shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's securities transactions to broker/dealers qualified to provide best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of 1934 (the "1934 Act")) for the Fund and/or other accounts for which the Manager exercises investment discretion (as that term is defined in Section 3(a)(35) of the 1934 Act) and to cause the Fund to pay such broker/dealers (other than CIBC Oppenheimer) a commission for effecting a securities transaction for the Fund that is in excess of the amount of commission another broker/dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if the Manager determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker/dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the accounts as to which it exercises investment discretion. In reaching such determination, the Manager will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided by such broker/dealer. In demonstrating that such determinations were made in good faith, the Manager shall be prepared to show that all commissions were allocated to such broker/dealers for purposes contemplated by this Agreement and that the total commissions paid by the Fund over a representative period selected by the Trustees were reasonable in relation to the benefits received by the Fund. Such research information may be in written form or through direct contact with individuals, and may include information on particular companies and industries as well as market, economic or institutional activity areas.

          (d) The Manager shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular securities transactions or to select any broker/dealer on the basis of its purported or "posted" commission rate, although it will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker/dealers and to minimize the expense incurred by the Fund for effecting its securities transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of the Trustees and the provisions of this Section 6.

          (e) The Fund recognizes and intends that, subject to the foregoing provisions of this Section 6, CIBC Oppenheimer will act as its regular broker so long as it is lawful for it so to act and that CIBC Oppenheimer may be a major recipient of brokerage commissions paid by the Fund. CIBC Oppenheimer may effect securities transactions for the Fund only if (1) the commissions, fees or other remuneration received or to be received by it are reasonable and fair compared to the commissions, fees or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time and (2) to the extent required, the Trustees, including a majority of those Trustees who are not interested persons, have adopted procedures pursuant to Rule 17e-1 under the 1940 Act for determining the permissible level of such commissions.

          (f) Sales of shares of the Fund and/or shares of the other investment companies managed by the Manager or distributed by the Fund's distributor may, subject to applicable rules covering the distributor's activities in this area, also be considered as a factor in the direction of securities transactions to dealers, but only in conformity with the price, execution and other considerations and practices discussed above. Those other investment companies may also give similar consideration relating to the sale of the Fund's shares. The Fund will not purchase any securities from or sell any securities to CIBC Oppenheimer acting as principal for its own account.

          (g) When orders to purchase or sell the same security on identical terms are placed by more than one of the funds and/or other advisory accounts managed by the Manager or its affiliates, the transactions are generally executed as received, although a fund or advisory account that does not direct trades to a specific broker ("free trades") usually will have its order executed first. Purchases are combined where possible for the purpose of negotiating brokerage commissions, which in some cases might have a detrimental effect on the price or volume of the security in a particular transaction as far as the Fund is concerned. Orders placed by accounts that direct trades to a specific broker will generally be executed after the free trades. All orders placed on behalf of the Fund are considered free trades. However, having an order placed first in the market does not necessarily guarantee the most favorable price.

     7. DURATION

     This Agreement will become effective as of the date hereof. This Agreement will continue in effect for two years from the date hereof and thereafter (unless sooner terminated in accordance with this agreement) for successive periods of twelve months so long as each continuance shall be specifically approved at least annually with respect to each Portfolio by (1) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (2) a majority of the Trustees or of a majority of the outstanding voting securities of the respective Portfolios of the Fund.

     8. TERMINATION

     This Agreement may be terminated (i) by the Manager at any time, without payment of any penalty upon giving the Fund ninety (90) days' written notice (which notice may be waived by the Fund); or (ii) by the Fund at any time, without payment of any penalty upon sixty (60) days' written notice to the Manager (which notice may be waived by the Manager), provided that such termination by the Fund shall be directed or approved by the vote of the majority of all of the Trustees or by the vote of a majority of the outstanding voting securities of the Portfolios of the Fund with respect to which notice of termination has been given to the Manager.

     9. AMENDMENT OR ASSIGNMENT

     This Agreement may be amended with respect to a Portfolio only if such amendment is specifically approved by (i) the vote of the outstanding voting securities of such Portfolio and (ii) a majority of the Trustees, including a majority of those Trustees who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, provided that this Agreement may be amended to add a new Portfolio or delete an existing Portfolio without a vote of the shareholders of any other Portfolio covered by this Agreement. This Agreement shall automatically and immediately terminate in the event of its assignment, as that term is defined in the 1940 Act and the rules thereunder.

     10. GOVERNING LAW

     This Agreement shall be interpreted in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act, other securities laws and rules thereunder. To the extent that the applicable laws of the State of New York, other securities laws or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     11. SEVERABILITY

     If any provisions of this Agreement shall be held or made unenforceable by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     12. DEFINITIONS

     As used in this Agreement, the terms "interested person" and "vote of a majority of the outstanding securities" shall have the respective meanings set forth in Sections 2(a)(19) and 2(a)(42) of the 1940 Act.

     13. NO LIABILITY OF SHAREHOLDERS

     This Agreement is executed by the Trustees of the Fund, not individually, but rather in their capacity as Trustees under the Declaration of Trust made May 12, 1994. None of the Shareholders, Trustees, officers, employees, or agents of the Fund shall be personally bound or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of the Fund and, if the obligation or claim relates to the property held by the Fund for the benefit of one or more but fewer than all Portfolios, then only to the property held for the benefit of the affected Portfolio.

     14. NOTICE OF CHANGE IN PARTNERSHIP OF MANAGER

     The Manager agrees to notify the Fund within a reasonable period of time regarding a material change in the membership of the Manager.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              OCC ACCUMULATION TRUST
Attest:

/s/ Howard Smith Jr.
--------------------------
                              By:  /s/ Deborah Kaback
                                 ----------------------------
                              Title:  Secretary

                              OPCAP ADVISORS
Attest:

/s/ Sandra Hauges
--------------------------
                              By:  /s/ Thomas E. Duggan
                                 ----------------------------
                              Title:  Secretary

                                      SCHEDULE A

                                          to
                            Investment Advisory Agreement
                                       between
                      OCC Accumulation Trust and OpCap Advisors

                                  ANNUAL FEE AS A
                                  PERCENTAGE OF DAILY
NAME OF SERIES                    NET ASSETS
--------------                    -------------------
Equity Portfolio                  0.80% on first $400 million
                                  0.75% on next $400 million
                                  0.70% thereafter

Mid Cap Portfolio                 0.80% on first $400 million
                                  0.75% on next $400 million
                                  0.70% thereafter

Small Cap Portfolio               0.80% on first $400 million
                                  0.75% on next $400 million
                                  0.70% thereafter

Managed Portfolio                 0.80% on first $400 million
                                  0.75% on next $400 million
                                  0.70% thereafter

Global Equity Portfolio           0.80% on first $400 million
                                  0.75% on next $400 million
                                  0.70% thereafter

U.S. Government Income Portfolio   .60%

Bond Portfolio                     .50%

Money Market Portfolio             .40%